UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2005

BMC SOFTWARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation)	001-16393 (Commission File Number)	74-2126120 (I.R.S. Employer Identification Number)

2101 CITYWEST BLVD. HOUSTON, TEXAS (Address of principal executive offices)	77042-2827 (Zip Code)

Registrant’s telephone number, including area code: (713) 918-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
204.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 7.01.   Regulation FD Disclosure

Attachment 1 of this Form 8-K contains information that is being posted to BMC Software’s Investor Relations web site (www.bmc.com/investors). All of the information in Attachment 1 is hereby furnished.

BMC Software’s web site (www.bmc.com) contains a significant amount of information about BMC Software, including financial and other information for investors (www.bmc.com/investors). BMC Software encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2005

BMC SOFTWARE, INC.
By:	/s/ ROBERT H. WHILDEN, JR.
Robert H. Whilden, Jr.
Senior Vice President, General Counsel and Secretary

Attachment 1
BMC Software, Inc.
Quarterly Operating Expenses
Unaudited
(in millions)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	June 30, 2003	September 30, 2003	December 31, 2003	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004	March 31, 2005
Operating Expenses:
Cost of license revenues	36.3	48.0	44.9	40.3	30.6	33.7	32.1	33.9
Cost of maintenance revenues	48.4	51.0	58.9	52.0	44.9	44.2	46.4	49.2
Cost of professional services	19.0	20.0	19.9	20.3	20.5	23.2	24.9	23.2
Selling and marketing expenses	137.9	140.2	177.4	154.7	124.7	131.2	145.7	156.1
Research and development expenses	56.7	61.9	86.4	54.5	47.2	55.4	53.4	66.5
General and administrative expenses	35.9	46.2	45.5	47.0	41.2	48.4	56.3	67.2
Amortization of intangibles	2.9	3.2	3.2	4.0	4.2	5.3	5.5	5.7
Acquired research and development	—	—	—	1.0	—	0.2	—	3.8
Settlement of litigation	—	—	—	—	—	11.3	—	—
Impairment of goodwill	—	—	—	—	—	—	—	3.7

Total Operating Expenses	$337.1	$370.5	$436.2	$373.8	$313.3	$352.9	$364.3	$409.3